Exhibit 99.1

CareTrust REIT Announces Third Quarter 2020 Operating Results

Conference Call Scheduled for Friday, November 6, 2020 at 2:00 pm ET
SAN CLEMENTE, Calif., November 5, 2020 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended September 30, 2020, as well as other recent events.
For the quarter, CareTrust REIT reported:
•Net income of $21.6 million and net income per diluted weighted-average common share of $0.23;
•Normalized FFO of $32.5 million and normalized FFO per diluted weighted-average common share of $0.34;
•Normalized FAD of $33.9 million and normalized FAD per diluted weighted-average common share of $0.36; and
•A net debt-to-normalized EBITDA ratio of 3.1x, and a net debt-to-enterprise value of 22.0%, each as of quarter-end.

Lengthening the Runway

“Our tenants and their outstanding care teams continue to make impressive gains against the global pandemic," said Greg Stapley, CareTrust's Chairman and Chief Executive Officer. “Dealing with infection control issues around highly contagious diseases has never been easy, but they have been doing it for a long time and with the advent of widespread testing, more effective treatments and an overall better understanding of the virus, they are in a much better position with respect to COVID-19 than they were three short months ago,” he said.

Mr. Stapley noted that the costs associated with battling the virus are still elevated, and for most operators, occupancy and operating revenues have not yet returned to pre-pandemic levels. “Financially, most of our tenants’ operations still have a ways to go,” he said. He noted, however, that some of the Company’s seniors housing tenants have not experienced a census decline since February. He also noted that, while the occupancy decline for its skilled nursing tenants remains significant, increased revenues associated with elevated skilled mix continue to partially offset the occupancy impact. “The HHS provider relief funds have been critical for all but a couple of our tenants, and structural changes in reimbursement, including the waiver of the three-day qualifying stay requirement, the suspension of sequestration and the FMAP funding from several states, have all provided a meaningful cushion for most operators, allowing them to focus more on patients and staff and less on nickels and dimes,” he said.

Dave Sedgwick, CareTrust’s Chief Operating Officer, added that the question now is how far the provider relief funds granted to date, as well as any future anticipated funding, will carry the operators who need it as the pandemic plays out. “Our asset and portfolio management teams have put a tremendous amount of effort and analysis into understanding how each of our tenants is managing their way through the daily financial challenges presented by the COVID-19 response, and especially how far the government stimulus and other measures will take them if we see an extended recovery period,” said Mr. Sedgwick. “We are pleased to report that nearly all of our tenants appear to have enough runway to continue performing financially for the next few quarters while vaccines and other mitigants roll out, and we see a path to a soft landing for the ones who will need that runway,” he said.

Mr. Sedgwick reported that CareTrust has published the high-level results of its tenant-by-tenant analysis as an expanded lease coverage table in its quarterly supplemental report, released today alongside its 10-Q. The table shows coverage for the second quarter of 2020, which was the first full quarter of COVID-19’s impact on providers, and provides a snapshot of how tenants’ operations performed both with and without provider relief funding. “The coverage disclosures clearly show just how hard the early days of the pandemic were for most operators, and how important provider relief funds have been,” said Mr. Sedgwick. “And while we do not yet have full reporting for Q3, based on the data we’ve seen so far most providers will show improvement in their operating metrics for Q3, and we intend to continue being as transparent as possible in our disclosures around the ongoing financial health of our tenants going forward,” he added.

Financial Results for Quarter Ended September 30, 2020
Chief Financial Officer Bill Wagner reported that, for the third quarter, CareTrust generated net income of $21.6 million, or $0.23 per diluted weighted-average common share, normalized FFO of $32.5 million, or $0.34 per diluted weighted-average common share, and normalized FAD of $33.9 million, or $0.36 per diluted weighted-average common share. “We are once again pleased to be keeping earnings on track in the midst of an extended national emergency, while simultaneously maintaining industry-low leverage and positioning CareTrust for future growth,” said Mr. Wagner.

Liquidity
As of quarter end, CareTrust reported net debt-to-normalized EBITDA of approximately 3.1x, which is well under the Company's target leverage range of 4.0x to 5.0x, and represents a net debt-to-enterprise value of approximately 22.0%. Mr. Wagner stated that at quarter end the Company had no borrowings outstanding on its $600 million revolving credit line, and no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $24 million in cash on hand. He also noted that the Company's at-the-market equity program has $500 million in available authorization. "With both the debt and equity markets accessible to us at present, we have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Pipeline Recovering
Turning to growth, Mark Lamb, CareTrust’s Chief Investment Officer, highlighted CareTrust’s recent acquisition of two skilled nursing facilities in Montana. “The Montana transaction was commenced after the pandemic lockdowns began, and represents our first pandemic-era deal,” he said. The $16.6 million acquisition included Apple Rehab Cooney, an 80-bed facility located on the campus of the St. Peter’s Health Regional Medical Center in Helena, Montana, and Elkhorn Healthcare & Rehabilitation, a 70-bed facility located in neighboring Clancy, Montana. Both facilities were added to CareTrust’s master lease with Salt Lake City-based Eduro Healthcare, increasing the annual cash rent due thereunder by approximately $1.55 million. Mr. Lamb also reported a noticeable pick up in CareTrust’s investment pipeline in the third quarter and since. "The pandemic largely brought transaction flow to a halt for several months, and refilling the pipe usually takes time," he said. He stated that since August, however, a marked increase in prospective deal flow has been keeping CareTrust's investment and underwriting teams fairly busy, with the current pipeline returning to the $125 million to $150 million level. "As a reminder, CareTrust generally defines its reportable pipeline as those deals that we are actively pursuing and believe we have a reasonable chance of successfully closing," he said.

2020 Guidance Increased

CareTrust increased its 2020 annual guidance projecting, on a per-diluted weighted-average common share basis, net income of approximately $0.83 to $0.84, normalized FFO of approximately $1.36 to $1.37, and normalized FAD of approximately $1.42 to $1.43. Mr. Wagner indicated that, notwithstanding the COVID-19 pandemic and related challenges, CareTrust has consistently collected approximately 99% of monthly rents while adding revenue from recent investments. "After some initial stress, our tenants are now managing through the challenges of COVID-19, and we project that they will continue to fare well over the near term," he added.

The guidance is based on a diluted weighted-average common share count of 95.4 million shares, and per CareTrust’s standard practice includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date and no new debt incurrences or new equity issuances. “Naturally, we note that material changes in economic and other factors related to the COVID-19 pandemic and the government’s responses thereto could alter our outlook at any time,” he concluded.

Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.25 per common share. On an annualized basis, the payout ratio was approximately 74% based on third quarter 2020 normalized FFO, and 69% based on normalized FAD.

Conference Call

A conference call will be held on Friday, November 6, 2020, at 2:00 p.m. Eastern Time (11:00 a.m. Pacific Time), during which CareTrust’s management will discuss third quarter 2020 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 1377106. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, including in the section entitled "Risk Factors" in Part II, Item 1A of such report, and in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended September 30, 2020 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental income	$45,036	$31,577	$130,007	$114,047
Independent living facilities	634	929	1,874	2,676
Interest and other income	17	808	2,314	2,450
Total revenues	45,687	33,314	134,195	119,173
Expenses:
Depreciation and amortization	13,086	13,420	39,485	38,759
Interest expense	5,519	7,064	18,082	21,209
Property taxes	857	1,025	2,179	2,307
Independent living facilities	568	806	1,660	2,232
Impairment of real estate investments	—	16,692	—	16,692
Provision for loan losses	—	1,076	—	1,076
General and administrative	4,105	3,502	12,921	11,418
Total expenses	24,135	43,585	74,327	93,693
Other income (loss):
Gain (loss) on sale of real estate	—	217	(56)	217
Net income (loss)	$21,552	$(10,054)	$59,812	$25,697

Earnings (loss) per common share:
Basic	$0.23	$(0.11)	$0.63	$0.28
Diluted	$0.23	$(0.11)	$0.63	$0.28

Weighted-average number of common shares:
Basic	95,214	95,103	95,195	92,409
Diluted	95,214	95,103	95,195	92,409

Dividends declared per common share	$0.25	$0.225	$0.75	$0.675

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss)	$21,552	$(10,054)	$59,812	$25,697
Depreciation and amortization	13,086	13,420	39,485	38,759
Interest expense	5,519	7,064	18,082	21,209
Amortization of stock-based compensation	972	981	2,819	3,122
EBITDA	41,129	11,411	120,198	88,787
Impairment of real estate investments	—	16,692	—	16,692
Provision for loan losses	—	1,076	—	1,076
Provision for doubtful accounts and lease restructuring	—	12,471	—	12,471
Recovery of previously reversed rent	(1,047)	—	(1,047)	—
Lease termination revenue	(1,106)	—	(1,106)	—
Property operating expenses	—	218	(248)	218
(Gain) loss on sale of real estate	—	(217)	56	(217)
Normalized EBITDA	$38,976	$41,651	$117,853	$119,027

Net income (loss)	$21,552	$(10,054)	$59,812	$25,697
Real estate related depreciation and amortization	13,078	13,404	39,445	38,709
Impairment of real estate investments	—	16,692	—	16,692
(Gain) loss on sale of real estate	—	(217)	56	(217)
Funds from Operations (FFO)	34,630	19,825	99,313	80,881
Provision for loan losses	—	1,076	—	1,076
Provision for doubtful accounts and lease restructuring	—	12,471	—	12,471
Recovery of previously reversed rent	(1,047)	—	(1,047)	—
Lease termination revenue	(1,106)	—	(1,106)	—
Property operating expenses	—	218	(248)	218
Normalized FFO	$32,477	$33,590	$96,912	$94,646

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss)	$21,552	$(10,054)	$59,812	$25,697
Real estate related depreciation and amortization	13,078	13,404	39,445	38,709
Amortization of deferred financing fees	487	488	1,462	1,516
Amortization of stock-based compensation	972	981	2,819	3,122
Straight-line rental income	(17)	(546)	(65)	(1,483)
Impairment of real estate investments	—	16,692	—	16,692
(Gain) loss on sale of real estate	—	(217)	56	(217)
Funds Available for Distribution (FAD)	36,072	20,748	103,529	84,036
Provision for loan losses	—	1,076	—	1,076
Provision for doubtful accounts and lease restructuring	—	12,471	—	12,471
Recovery of previously reversed rent	(1,047)	—	(1,047)	—
Lease termination revenue	(1,106)	—	(1,106)	—
Property operating expenses	—	218	(248)	218
Normalized FAD	$33,919	$34,513	$101,128	$97,801

FFO per share	$0.36	$0.21	$1.04	$0.87
Normalized FFO per share	$0.34	$0.35	$1.02	$1.02

FAD per share	$0.38	$0.22	$1.09	$0.91
Normalized FAD per share	$0.36	$0.36	$1.06	$1.06

Diluted weighted average shares outstanding [1]	95,353	95,313	95,318	92,650

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Revenues:
Rental income	$31,577	$41,620	$42,464	$42,507	$45,036
Independent living facilities	929	713	625	615	634
Interest and other income	808	1,895	1,251	1,046	17
Total revenues	33,314	44,228	44,340	44,168	45,687
Expenses:
Depreciation and amortization	13,420	13,063	13,160	13,239	13,086
Interest expense	7,064	6,916	6,714	5,849	5,519
Property taxes	1,025	741	485	837	857
Independent living facilities	806	666	546	546	568
Impairment of real estate investments	16,692	—	—	—	—
Provision for loan losses	1,076	—	—	—	—
General and administrative	3,502	3,740	4,054	4,762	4,105
Total expenses	43,585	25,126	24,959	25,233	24,135
Other income (loss):
Gain (loss) on sale of real estate	217	1,560	(56)	—	—
Net (loss) income	$(10,054)	$20,662	$19,325	$18,935	$21,552

Diluted (loss) earnings per share	$(0.11)	$0.22	$0.20	$0.20	$0.23

Diluted weighted average shares outstanding	95,103	95,144	95,161	95,208	95,214

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020

Net (loss) income	$(10,054)	$20,662	$19,325	$18,935	$21,552
Depreciation and amortization	13,420	13,063	13,160	13,239	13,086
Interest expense	7,064	6,916	6,714	5,849	5,519
Amortization of stock-based compensation	981	982	884	963	972
EBITDA	11,411	41,623	40,083	38,986	41,129
Impairment of real estate investments	16,692	—	—	—	—
Provision for loan losses	1,076	—	—	—	—
Provision for doubtful accounts and lease restructuring	12,471	464	—	—	—
Recovery of previously reversed rent	—	—	—	—	(1,047)
Lease termination revenue	—	—	—	—	(1,106)
Property operating expenses	218	(84)	(217)	(31)	—
(Gain) loss on sale of real estate	(217)	(1,560)	56	—	—
Normalized EBITDA	$41,651	$40,443	$39,922	$38,955	$38,976

Net (loss) income	$(10,054)	$20,662	$19,325	$18,935	$21,552
Real estate related depreciation and amortization	13,404	13,046	13,144	13,223	13,078
Impairment of real estate investments	16,692	—	—	—	—
(Gain) loss on sale of real estate	(217)	(1,560)	56	—	—
Funds from Operations (FFO)	19,825	32,148	32,525	32,158	34,630
Provision for loan losses	1,076	—	—	—	—
Provision for doubtful accounts and lease restructuring	12,471	464	—	—	—
Recovery of previously reversed rent	—	—	—	—	(1,047)
Lease termination revenue	—	—	—	—	(1,106)
Property operating expenses	218	(84)	(217)	(31)	—
Normalized FFO	$33,590	$32,528	$32,308	$32,127	$32,477

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020

Net (loss) income	$(10,054)	$20,662	$19,325	$18,935	$21,552
Real estate related depreciation and amortization	13,404	13,046	13,144	13,223	13,078
Amortization of deferred financing fees	488	487	487	488	487
Amortization of stock-based compensation	981	982	884	963	972
Straight-line rental income	(546)	98	(26)	(22)	(17)
Impairment of real estate investments	16,692	—	—	—	—
(Gain) loss on sale of real estate	(217)	(1,560)	56	—	—
Funds Available for Distribution (FAD)	20,748	33,715	33,870	33,587	36,072
Provision for loan losses	1,076	—	—	—	—
Provision for doubtful accounts and lease restructuring	12,471	464	—	—	—
Recovery of previously reversed rent	—	—	—	—	(1,047)
Lease termination revenue	—	—	—	—	(1,106)
Property operating expenses	218	(84)	(217)	(31)	—
Normalized FAD	$34,513	$34,095	$33,653	$33,556	$33,919

FFO per share	$0.21	$0.34	$0.34	$0.34	$0.36
Normalized FFO per share	$0.35	$0.34	$0.34	$0.34	$0.34

FAD per share	$0.22	$0.35	$0.36	$0.35	$0.38
Normalized FAD per share	$0.36	$0.36	$0.35	$0.35	$0.36

Diluted weighted average shares outstanding [1]	95,313	95,340	95,306	95,295	95,353

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	September 30, 2020	December 31, 2019
Assets:
Real estate investments, net	$1,423,238	$1,414,200
Other real estate investments, net	—	33,300
Assets held for sale, net	—	34,590
Cash and cash equivalents	19,101	20,327
Accounts and other receivables, net	2,093	2,571
Prepaid expenses and other assets	7,097	10,850
Deferred financing costs, net	2,287	3,023
Total assets	$1,453,816	$1,518,861

Liabilities and Equity:
Senior unsecured notes payable, net	$296,479	$295,911
Senior unsecured term loan, net	198,872	198,713
Unsecured revolving credit facility	—	60,000
Accounts payable and accrued liabilities	18,232	14,962
Dividends payable	24,197	21,684
Total liabilities	537,780	591,270

Equity:
Common stock	952	951
Additional paid-in capital	1,163,418	1,162,990
Cumulative distributions in excess of earnings	(248,334)	(236,350)
Total equity	916,036	927,591
Total liabilities and equity	$1,453,816	$1,518,861

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$59,812	$25,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	39,529	38,789
Amortization of deferred financing costs	1,462	1,516
Amortization of stock-based compensation	2,819	3,122
Straight-line rental income	(65)	(1,483)
Adjustment for collectibility of rental income	—	12,078
Noncash interest income	—	(31)
Loss (gain) on sale of real estate	56	(217)
Interest income distribution from other real estate investment	1,346	463
Impairment of real estate investments	—	16,692
Provision for loan losses	—	1,076
Change in operating assets and liabilities:
Accounts and other receivables, net	543	(6,043)
Prepaid expenses and other assets	267	(348)
Accounts payable and accrued liabilities	2,616	3,847
Net cash provided by operating activities	108,385	95,158
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(42,075)	(298,557)
Improvements to real estate	(5,713)	(1,230)
Purchases of equipment, furniture and fixtures	(581)	(2,926)
Investment in real estate mortgage and other loans receivable	(13,958)	(14,699)
Principal payments received on real estate mortgage and other loans receivable	80,873	11,959
Repayment of other real estate investment	2,327	2,204
Escrow deposits for potential acquisitions of real estate	(1,000)	(22,920)
Net proceeds from sales of real estate	2,189	218
Net cash provided by (used in) investing activities	22,062	(325,951)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	(404)	195,963
Proceeds from the issuance of senior unsecured term loan	—	200,000
Borrowings under unsecured revolving credit facility	15,000	235,000
Payments on unsecured revolving credit facility	(75,000)	(265,000)
Payments on senior unsecured term loan	—	(100,000)
Payments of deferred financing costs	—	(4,534)
Net-settle adjustment on restricted stock	(1,986)	(2,524)
Dividends paid on common stock	(69,283)	(59,155)
Net cash (used in) provided by financing activities	(131,673)	199,750
Net decrease in cash and cash equivalents	(1,226)	(31,043)
Cash and cash equivalents, beginning of period	20,327	36,792
Cash and cash equivalents, end of period	$19,101	$5,749

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					September 30, 2020
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	60.0%	$(3,521)		$296,479

Floating Rate Debt

Senior unsecured term loan	1.649%	[1]	2026		200,000	40.0%	(1,128)		198,872

Unsecured revolving credit facility	—%	[2]	2024	[3]	—	—	—	[4]	—
	1.649%				200,000	40.0%	(1,128)		198,872

Total Debt	3.810%				$500,000	100.0%	$(4,649)		$495,351

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

Updated Guidance

	Full Year 2020 Guidance[1]
	Low	High
Net income	$0.83	$0.84
Real estate related depreciation and amortization	0.55	0.55
(Gain) loss on sale of real estate	(0.00)	(0.00)
Funds from Operations (FFO)	1.38	1.39
Recovery of previously reversed rent	(0.01)	(0.01)
Lease termination revenue	(0.01)	(0.01)
Property operating expenses	(0.00)	(0.00)
Normalized FFO	$1.36	$1.37

Net income	$0.83	$0.84
Real estate related depreciation and amortization	0.55	0.55
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	(0.00)	(0.00)
(Gain) loss on sale of real estate	(0.00)	(0.00)
Funds Available for Distribution (FAD)	1.44	1.45
Recovery of previously reversed rent	(0.01)	(0.01)
Lease termination revenue	(0.01)	(0.01)
Property operating expenses	(0.00)	(0.00)
Normalized FAD	$1.42	$1.43
Weighted average shares outstanding:
Diluted	95,378	95,378

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date and (iii) no new debt incurrences or new equity issuances. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses and gains or losses from dispositions of real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.